Exhibit 99.3

Amended and Restated Executive Deferred Compensation Agreement

The Executive Deferred Compensation and Consulting Agreement, better known as EDCA, is a non-qualified, unfunded, supplemental pension plan for key executives.

Each year benefits are accrued at one and one-half percent at that year’s base salary plus bonus payment and added to the prior year accrual balance.  At retirement the monthly accrued present value benefit is payable as a 10-year certain and life annuity.  The Plan also provides for payment of a cash amount equal to the present value of the continuation of life, medical and dental benefits following retirement, based on certain criteria as outlined in the Agreement.

AMENDED AND RESTATED

EXECUTIVE DEFERRED COMPENSATION AND CONSULTING AGREEMENT

                THIS AMENDED AND RESTATED AGREEMENT between HEXCEL CORPORATION, a Delaware corporation (“HEXCEL”), and Wayne C. Pensky (“Employee”) is entered into as of December 31, 2007 (the “Effective Date”).  This amended and restated Agreement replaces the earlier version of the Agreement dated June 7, 1995, and which was based on the following facts and undertakings:

R E C I T A L S  :

                                A.            Employee is a key executive of Hexcel and has made substantial contributions to its success.

                                B.            Hexcel wishes to provide certain retirement, death and similar benefits for Employee in the expectation that such benefits will serve as an incentive to Employee to continue in the employ of Hexcel until his retirement or death.  Hexcel also wishes to receive the benefits of Employee’s advice and consultation following retirement, which will be compensated for by the payments to be made hereunder.

                                C.            Hexcel’s Executive Compensation Committee of the Board of Directors has authorized it to enter into this Executive Deferred Compensation Agreement with Employee.

AMENDED AND RESTATED AGREEMENT

                NOW, THEREFORE, in consideration of the services rendered in the past and to be rendered in the future by Employee, the parties hereto agree as follows:

1.                                       RETIREMENT AND CONSULTING INCOME.

                                1.1           Normal Retirement.  If Employee retires or otherwise ceases to be employed by Hexcel on or after his 65th birthday, Employee shall receive a monthly amount of consulting and retirement income payments, without any specification as to the amount allocated to either, computed pursuant to Section 1.3, to commence the calendar month following Employee’s retirement or termination of employment and to continue for one hundred twenty (120) such payments or until payment for the month in which Employee dies, whichever is the last to occur (the “Normal Retirement Benefit”).  The Employee may irrevocably elect, provided such election shall not take effect until twelve months after the date on which it is made, to receive payment of the Normal Retirement Benefit in the form of a single lump sum cash payment, the amount of which shall equal the actuarial present value of the Normal Retirement Benefit.  Such lump sum payment shall be made on or as soon as administratively practicable (but in any event no later than 90 days) after the fifth anniversary of the Employee’s termination of employment and the amount of such payment shall be adjusted such that it reflects the actuarially equivalent present value of what the Normal Retirement Benefit would be assuming that the monthly consulting and retirement income payments began in the month immediately following the fifth anniversary of the Employee’s termination of employment.

                                1.2           Retirement Before Age 65.  If Employee retires or otherwise ceases to be employed by Hexcel after his 40th birthday but prior to his 65th birthday, his consulting and retirement income payments, without any specification as to the amount allocated to either, computed pursuant to Section 1.3 and actuarially reduced to reflect commencement prior to age 65, shall commence the calendar month following his termination of employment and shall continue for one hundred twenty (120) such payments or until payment for the month in which Employee dies, whichever is the last to occur (the “Early Retirement Benefit”).   The Employee may irrevocably elect, provided such election shall not take effect until twelve months after the date on which it is made:

                (A) to defer commencement of the Early Retirement Benefit until the later of the fifth anniversary following Employee’s termination of employment and age 65 (the “deferred commencement date”); provided that, the amount of such benefit shall be adjusted such that the benefit to be received by the Employee, after taking into account that the payment will not take place until the deferred commencement date, is actuarially equivalent to the Early Retirement Benefit; or

                (B) to receive payment of the Early Retirement Benefit in the form of a single lump sum cash payment, the amount of which shall equal the actuarial present value of the Early Retirement Benefit, and which shall be paid as soon as administratively practicable (but in any event no later than 90 days) after the fifth anniversary of the Employee’s termination of employment; provided that the amount of such payment shall be adjusted such that, after taking into account that the payment will not take place until the fifth anniversary of the date of Employee’s termination of employment, the payment is actuarially equivalent to the Early Retirement Benefit; or

                (C) to receive payment of the Early Retirement Benefit in the form of a single lump sum cash payment, the amount of which shall equal the actuarial present value of the Early Retirement Benefit, which shall be paid on or as soon as administratively practicable (but in any event no later than 90 days) after the deferred commencement date as defined in (A); provided that the amount of such payment shall be adjusted such that, after taking into account that the payment will not take place until the deferred commencement date, the payment is actuarially equivalent to the Early Retirement Benefit.

                                Employee shall not be entitled to any benefits under this Agreement if Employee ceases to be employed by Hexcel prior to attaining his 40th birthday.

                                Employee’s election of a lump sum payment under Section 1.1 or Section 1.2 shall not relieve Employee of his obligations under Paragraph 3.

                                For purposes of this Section 1.2 and all other purposes under this Agreement, the terms “retirement” and “termination of employment,” and variations thereof, shall mean the Employee’s “separation from service” within the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations (or any successor provision).

                                1.3           The monthly consulting and retirement income payments shall be equal to the sum of

                                                (a)  one-twelfth (1/12th) of the following:  one and one-half percent (1 ½%) of the aggregate base salary and incentive cash bonuses paid to Employee by Hexcel subsequent to July 1, 1993, multiplied by a fraction, the numerator of which shall be the total number of whole calendar months of Employee’s employment by Hexcel subsequent to July 1, 1993 and the denominator of which will be 67 (provided that in no event shall such fraction exceed 1 (67/67)), and

                                (b)  the Monthly Insurance Benefit Amount (as defined in Section 6.5).

                                1.4           Benefits.  In lieu of the monthly benefits described in Sections 1.1 and 1.2, and provided that (i) Employee has not previously elected a lump sum payment with respect to such benefit and (ii) Hexcel, in its sole and absolute discretion, consents thereto in writing, Employee may elect any other form of “life annuity” (as defined in Section 1.409A-2(b)(2)(ii) of the Treasury Regulations (or any successor provision)) that is actuarially equivalent to such monthly benefit and that is scheduled to commence on the same date thereas.

                                1.5           Six Month Delay for Specified Employee.  Notwithstanding anything in this Agreement to the contrary, if the Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) as of the date of his termination of employment, then any payments under this Agreement (including any payments described in Section 6.4) that would otherwise have been made to Employee during the first six months following his termination shall be paid instead in a single lump sum on the earlier of (a) the date which is six months following Employee’s termination and (b) the date of the Employee’s death.  Whether Employee is a “specified employee” shall be determined in accordance with written guidelines adopted by the Company for such purposes.

                                1.6           Transitional Election Rights.

                (A)          On or before December 31, 2007, Employee may make any of the elections described (i) in Section 1.1 with respect to the Normal Retirement Benefit, (ii)

in Section 1.2(A), (B) or (C) with respect to the Early Retirement Benefit, or (iii) in Section 5.1(A), (B) or (C) with respect to the Change in Control Benefit, but without regard to the requirements that such election not take effect until twelve months following the date on which it is made or that the commencement of payment be deferred for at least five years after the date on which the date on which payment of the benefit otherwise would have been made or commenced; provided, however, that the election shall not affect any amount to be paid under this Agreement during calendar year 2007 or cause any amount to be paid during calendar year 2007 that would otherwise be paid after such year.

                (B)           On or after January 1, 2008 and on or before December 31, 2008, Employee may (I) make any of the elections described (i) in Section 1.1 with respect to the Normal Retirement Benefit, (ii) in Section 1.2(A), (B) or (C) with respect to the Early Retirement Benefit, or (iii) in Section 5.1(A), (B) or (C) with respect to the Change in Control Benefit, but without regard to the requirements that such election not take effect until twelve months following the date on which it is made or that the commencement of payment be deferred for at least five years after the date on which the date on which payment of the benefit otherwise would have been made or commenced; or (II) may revoke any election previously made pursuant to any such section or (I) above; provided, however, that any such election or revocation shall not affect any amount to be paid under this Agreement during calendar year 2008 or cause any amount to be paid during calendar year 2008 that would otherwise be paid after such year.

                                1.7  Actuarial Equivalence.  Determinations of actuarial value or actuarial equivalence under this Agreement, excluding for purposes of determining the Lump Sum

Insurance Amount as described in Section 6.1, shall be made by Hexcel’s independent actuary, using the 1994 Group Annuity Reserving Mortality Table and an interest rate equal to 120% of the immediate interest rate for the month in which benefits commence under this agreement as published by the Pension Benefit Guaranty Corporation for purposes of paying lump-sum benefits under plans that the PBGC trustees.

2.             DEATH BENEFITS.  If Employee dies after his 40th birthday but prior to his 65th birthday and prior to commencement of payments to him pursuant to Sections 1.1 or 1.2, there will be payable to his designated beneficiary in lieu of any amount specified in Paragraph 1, a monthly pension for the balance of such beneficiary’s lifetime which is actuarially equivalent to the Early Retirement Benefit to which the Employee would have been entitled to receive had the Employee retired from employment with Hexcel on the date of his death (the “Death Benefit”).  In lieu of said monthly pension (A) Employee may, prior to his death, elect for his beneficiary to receive a single cash lump sum, the amount of which shall equal the actuarial present value of the Death Benefit, to be made on or as soon as administratively practicable (but in no event later than 90 days) following the date of the Employee’s death, provided such election shall not take effect until twelve months after the date on which it is made; and (B) if the Employee has not previously made an election that would cause the Employee’s beneficiary to receive a lump sum, then such beneficiary may elect any other form of “life annuity” (as defined in Section 1.409A-2(b)(2)(ii) of the Treasury Regulations (or any successor provision)) that is actuarially equivalent to the Death Benefit, based on the actuarial assumptions used in determining the Death Benefit, and that is scheduled to commence on the same date as the Death Benefit, such election to be made by written notice to Hexcel, in form satisfactory to Hexcel, within sixty (60) days following the Employee’s death  (with adjustment to any prior payments, as necessary).  Notwithstanding the foregoing, Employee may make transitional elections with respect to the benefits under this Section 2 consistent with Section 1.6.

                If Employee dies after commencement of monthly payments to him pursuant to Sections 1.1 or 1.2, but prior to the receipt of 120 such payments or, should Employee die after his 65th birthday but prior to receiving the first monthly payment under Section 1.1, his designated beneficiaries shall receive such payments until the aggregate number of payments to Employee and his beneficiary totals 120; provided, however, that if Employee has previously elected to receive the lump sum payment pursuant to Section 1.1, his designated beneficiaries shall receive the lump sum payment on or as soon as administratively practicable (but in any event no later than 90 days) following the date of his death.

                3.             AGREEMENTS OF EMPLOYEE.  As a material part of the consideration for this Agreement and as a condition precedent to Hexcel’s obligation to make payments to Employee or Employee’s successors hereunder, Employee agrees as follows:

                                3.1           Consultation Services.  For a period of ten years following the effective date of retirement or termination of employment, Employee shall render consultation services to Hexcel from time to time upon request of Hexcel, in all areas of Hexcel’s business; provided, however, that Hexcel shall only make such requests at reasonable times and locations in light of Employee’s other commitments, and upon reasonable prior notice; and provided further that the extent of said consultation services shall be limited to not more than the lesser of (a) ten (10) man days (on the basis of seven-hour work days) per year unless agreed to by Employee or (b) 20% of the Employee’s average services over the three-year period immediately preceding the date of his termination of employment (or over the immediately preceding length of his service, if less than three years).  The parties acknowledge that Employee, while providing consultation services hereunder, will be acting in the capacity of an independent contractor and not an employee, and Hexcel shall not have the power to direct or control the manner in which Employee performs his duties as consultant.  Hexcel shall reimburse Employee for any expenses incurred by Employee in carrying out his obligations, provided such expenses were approved in advance by Hexcel in writing.

                                3.2           Competitive Activity.  In order to protect Hexcel’s benefits under Section 3.1 and its trade secrets in the field of engineered materials (e.g., high technology, lightweight structural materials and specialty chemicals and resins) and other products being manufactured or marketed by Hexcel or developed for manufacture or marketing at the time of Employee’s retirement or termination of employment, or the trade secrets of any business acquired by Hexcel within six months after retirement or termination of such employment if said acquisition was in the process of negotiation at the time of such retirement or termination (herein-after collectively designated “Hexcel’s Business”), Employee agrees that at all times prior to his retirement or termination of employment and during so much of the ten-year period following such retirement or termination that Hexcel, or any of its successors, assigns or affiliated companies carries on any portion of Hexcel’s business, Employee shall not directly or indirectly, as a partner, substantial owner, employee, associate, consultant, agent or otherwise, engage in any activity related to or competitive with Hexcel’s business in any county in the State of

California, or in any other state, territory or foreign country within which Hexcel carries on Hexcel’s Business or in which any of its products are sold either prior or subsequent to the date hereof.

4.                                       CONDITIONS TO PAYMENT OF COMPENSATION.

                                4.1           No Vested Benefit.  The parties acknowledge that the sums payable to Employee hereunder increase pursuant to the formula set forth in Section 1.3 based upon the length of Employee’s employment with Hexcel — i.e., Employee receives credit in such formulas over the period of his employment.  Hexcel may at any time upon thirty (30) days’ prior written notice to Employee, terminate Employee’s right to receive such credit for future employment with Hexcel, which shall not, however, affect such credit accrued up to the effective date of such termination.  Notwithstanding such employment credit, the amounts computed in accordance with such formulas are only payable to Employee on the terms and subject to the conditions contained in this Agreement, including, without limitation, the conditions specified in Sections 4.2 and 4.3.

                                4.2           Termination of Employment for Cause.  Hexcel’s obligation to make payments to Employee hereunder is subject to the condition precedent that Hexcel has not terminated Employee’s employment by reason of Employee’s theft, fraud, embezzlement or felony, provided that the foregoing is directly connected with his employment and Hexcel determines, in its sole and absolute discretion, that such act is inimical to its best interests, or by reason of violation of Section 3.2 hereof, or for wrongfully disclosing any secret process or imparting any confidential information, or intentionally doing any other act materially inimical to the best interests of Hexcel.  In case of any such termination of Employee’s employment by Hexcel, all of Employee’s rights and benefits hereunder shall terminate.

                                4.3           Breaches of Agreement.  Hexcel’s obligation to make payments to Employee hereunder is subject to the further conditions precedent (a) that Employee has not breached or violated any term, covenant or provision of this Agreement, including, without limitation, those set forth in Section 3.2, and (b) Employee has not engaged in any of the acts mentioned in Section 4.2 while an employee of Hexcel, which acts are discovered subsequent to Employee’s retirement or termination of employment.  In case of any such breach or violation under clause (a) or if Employee has engaged in the acts referred to in clause (b) all of Employee’s rights and benefits hereunder shall terminate.

                                4.4           Preservation of Remedies.  In addition to the conditions precedent to Hexcel’s obligations hereunder for any payments or benefits, Hexcel shall also be entitled to all of its legal and equitable remedies resulting from any breach or violation of this Agreement by Employee, including, without limitation, recovery from Employee of all damages resulting from such breach or violation.

                5.             CHANGE IN CONTROL.

5.1           On or as soon as administratively practicable (but in any event no longer than 90 days) after the date of a Change in Control, Employee shall receive a monthly amount of consulting and retirement income payments, without any specification as to the amount allocated to either, computed pursuant to Section 1.3 through the date of the Change in Control, to commence the calendar month following the date of the Change in Control and to continue for one hundred twenty (120) such payments or until payment for the month in which Employee dies, whichever is the last to occur (the “Change in Control Benefit”).  Employee may irrevocably elect, provided such election shall not take effect until twelve months after the date on which it is made:

                                (A)          to defer commencement of the Change in Control Benefit until the later of the fifth anniversary following the date of the Change in Control and Employee’s termination of employment (the “deferred commencement date”); provided that, the amount of such benefit shall be adjusted such that the benefit to be received by the Employee, after taking into account that the payment will not take place until the deferred commencement date, is actuarially equivalent to the Change in Control Benefit; or

                                (B)           to receive a single cash lump sum, the amount of which shall equal the actuarial present value of the Change in Control Benefit, to be made on or as soon as administratively practicable (but in any event no later than 90 days) after the fifth anniversary of the date of the Change in Control; provided that the amount of such payment shall be adjusted such that, after taking into account that the payment will not take place until the fifth anniversary of the date of the Change in Control, the payment is actuarially equivalent to the Change in Control Benefit; or

                                (C)           to receive a single cash lump sum, the amount of which shall equal the actuarial present value of the Change in Control Benefit, to be made on or as soon as administratively practicable (but in any event no later than 90 days) after the deferred commencement date as defined in (A); provided that the amount of such payment shall be adjusted such that, after taking into account that the payment will not take place until the deferred commencement date, the payment is actuarially equivalent to the Change in Control Benefit.

                                5.2           The term “Change in Control” shall mean any of the following events:

(i)            any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of Hexcel (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of Hexcel (the “Total Voting Power”); excluding, however, the following: (I) any acquisition by Hexcel or any of its Controlled Affiliates, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Hexcel or any of its Controlled Affiliates, (III) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (iv) below and (IV) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of Hexcel immediately prior to such acquisition; or

(ii)           any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Hexcel that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of Hexcel; excluding, however, any acquisition described in subclauses (I) through (IV) of subsection (i) above; or

(iii)      a change in the composition of the Board of Directors of Hexcel (the “Board”) such that the individuals who, as of the Effective Date,

constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by Hexcel’s stockholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than the first proviso of this definition; or

(iv)     there is consummated a merger or consolidation of Hexcel or any direct or indirect subsidiary of Hexcel or a sale or other disposition of all or substantially all of the assets of Hexcel (“Corporate Transaction”); excluding, however, such a Corporate Transaction (A) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding common stock of Hexcel and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns Hexcel or all or substantially all of Hexcel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding common stock and Total Voting Power, as the case may be, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns Hexcel or all or substantially all of Hexcel’s assets either directly or through one or more subsidiaries);

provided, however, that notwithstanding anything to the contrary in subsections (i) through (iv) above, an event which does not constitute a change in the ownership, a change in the effective control, or a change in the ownership of a substantial portion of the assets of Hexcel, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not be considered a Change in Control for purposes of this Agreement.

5.3           Other Definitions.  For purposes of the above definition of “Change in Control”:

(i)            “Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  The term “Control” shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”).

(ii)           “Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Rule 13d-3, the meaning determined in accordance with Section 318(a) of the Code.

(iii)          “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, and, only to the extent such meaning is more restrictive than the meaning given in Section 3(a)(9) of the Exchange Act (as modified as above), the meaning determined in accordance with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable.

                6.             INSURANCE BENEFITS.

                                6.1           Employee shall be entitled to receive the value of certain insurance benefits as described in this Section 6.  The “Lump Sum Insurance Amount” shall be a one time lump sum equal to the value, determined as of the time of the Employee’s retirement or termination of employment with Hexcel, of the life insurance benefits described in Section 6.2 and the medical and dental insurance benefits described in Section 6.3, each as qualified by Section 6.4.  The value of such life insurance and medical and dental insurance benefits shall be the present value of Hexcel’s expected cost of providing such benefits to Employee for the period the benefits are to be provided, as determined by Hexcel’s independent actuary, in good faith and consistent with the then-current methodology for calculating such cost for purposes of reflecting the liability associated with such cost on Hexcel’s financial statements.

                                6.2.          Life Insurance Benefit.  The life insurance benefits referred to in section 6.1 shall be life insurance for the Employee for the following periods, in the following amounts:

                                                (a)           For the period following termination of employment with Hexcel and prior to the Employee’s 65th birthday, life insurance in an amount equal to two (2) times the present value of Employee’s potential payments under Section 1.3(a) at the time of termination of employment, provided such insurance shall not exceed the amount of life insurance on Employee in effect at the time of retirement or other termination.

                Example:

                                Salary $80,000

                                Employee Insurance $240,000

                                Present Value of Potential Payments $200,000

                                Then lesser of

                                                2 X $200,000 = $400,000

                                                Insurance at term = $240,000

                                Therefore, $240,000 life insurance.

                                                (b)           After Employee’s 65th birthday, but only until Employee’s 75th birthday, life insurance in an amount equal to one (1) times the present value of Employee’s potential payments hereunder (in accordance with Section 1.3(a)) at the time of termination of employment, provided such insurance shall not exceed the amount of life insurance on Employee in effect at the time of termination.

                Example:

                                Salary $80,000

                                Employee Insurance $240,000

                                Present Value of Potential Payments $200,000

                                Then lesser of

                                                1 X $200,000 = $200,000

                                                Employee Insurance = $240,000

                                Therefore, $200,000 life insurance.

                                6.3.          Medical and Dental Insurance.  The medical and dental insurance benefits referred to in section 6.1 shall be coverage of Employee under Hexcel’s group medical and dental insurance plans, as in effect at the time Employee’s employment with Hexcel terminates, from the time the Employee reaches age 58 until the Employee reaches age 75.  If, at the time Employee’s employment with Hexcel terminates, Employee has one or more dependents covered under Hexcel’s group medical and dental insurance plans, then the medical and dental insurance benefits referred to in section 6.1 shall also include coverage of such dependents under Hexcel’s group medical and dental insurance plans, as in effect at the time Employee’s employment with Hexcel terminates.

                                6.4.          Qualification.  Notwithstanding anything set forth herein, the “Lump Sum Insurance Amount” shall be zero unless all of the following conditions precedent are satisfied:

                                                (a)           At the time of Employee’s termination of employment, he was employed by Hexcel for not less than five (5) years; and

                                                (b)           Employee was not terminated for any reason set forth in Section 4.2; and

                                                (c)           Employee is in full compliance with his obligations under this Agreement, including without limitation his obligations under Section 3.2.

    6.5.      Monthly Insurance Benefit Amount.  The Monthly Insurance Benefit Amount shall be a monthly benefit, to be received by the Employee, determined as of the date of the Employee’s termination of employment with Hexcel, commencing upon the calendar month following the later of (i) termination of the Employee’s employment with Hexcel and (ii) the Employee’s 65th birthday, and continuing for one hundred twenty (120) payments or until payment for the month in which Employee dies, whichever is the last to occur, in such an amount such that the actuarial present value of such monthly benefit is equal to the Lump Sum Insurance Amount.

                7.             RIGHTS OF PARTIES.

                                7.1           Change of Beneficiary.  Employee shall have the right at any time to change the person or persons designated as beneficiary or contingent beneficiary under this Agreement, by written notice to Hexcel in form satisfactory to Hexcel.  Such change of beneficiary shall become effective upon receipt and approval by Hexcel.

                                7.2           No Employment Agreement.  Nothing contained in this Agreement shall be construed as giving to Employee the right to continued employment with Hexcel.

                                7.3           Other Retirement Plans.  Nothing in this Agreement shall affect any right the Employee may otherwise have to participate in or under any retirement plan of Hexcel or other entity.

                8.             NOTICES.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by prepaid certified or registered mail to his last known residence in the case of Employee, or its principal office in the case of Hexcel.

                9.             TRANSFER OF INTEREST.  Except as otherwise expressly provided herein, Employee agrees, on behalf of his heirs, legatees, personal representatives and designated beneficiaries, that this Agreement and the rights, interests and benefits hereunder shall not be sold, assigned, conveyed, hypothecated, or otherwise transferred, and no such interest shall be subject to any liabilities or obligations of any bankruptcy proceedings, claims or creditors, attachment, garnishment, execution, levy or other legal process against any such person or his property; provided, however, that if Employee is indebted to Hexcel for any debt arising in the ordinary course of Employee’s employment relationship with Hexcel at the time of any distribution or distributions, Hexcel shall have the right to apply so much of such distribution as may be necessary to satisfy Employee’s indebtedness to Hexcel, but only to the extent such indebtedness does not exceed $5,000 in the aggregate.

                10.           MISCELLANEOUS. This Agreement replaces any former agreements between Employee and Hexcel relating to executive deferred compensations and consulting.  All payments received pursuant to this Agreement shall be subject to applicable payroll taxes and taxes withholding.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Hexcel and the heirs, legatees, personal representatives and designated beneficiaries of Employee.

Notwithstanding anything to the contrary contained in this Agreement, if any provisions hereof, or the application thereof to any circumstance, is held invalid for any reason whatsoever, such invalid provision shall be severable and shall not affect any other provision hereof or the application thereof to any other circumstances which can be given effect without such invalid provisions or application.  This Agreement is entered into in contemplation of and shall be interpreted and enforced in accordance with Delaware law.  For convenience, references to the Employee herein are masculine, but shall be deemed to include the feminine gender if Employee is female.  Paragraph and section headings have been inserted for convenience only, and in no way shall be used to interpret or otherwise affect the terms of this Agreement.

The terms of the Agreement are intended to comply with applicable provisions of Sections 409A(a)(2) through (4) of the Code, and shall be interpreted to the extent context reasonably permits in accordance with this intent.  The parties agree to modify this Agreement or the timing (but not the amount) of any payment to the extent necessary to comply with Section 409A of the Code and avoid application of any taxes, penalties, or interest thereunder.  However, in the event that any amounts payable under this Agreement are subject to any taxes, penalties or interest under Section 409A of the Code, the Employee shall be solely liable for the payment of any such taxes, penalties or interest.

TO EVIDENCE THEIR AGREEMENT to the foregoing, the parties have executed this amended and restated Agreement the day and year first above written.

HEXCEL CORPORATION
a Delaware corporation

/s/ Wayne C. Pensky	By	/s/ Robert G. Hennemuth
Employee’s Signature	Name	Robert G. Hennemuth
	Its:	Senior Vice President